CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 52 to the Registration Statement No. 2-75807 on Form N-1A of John Hancock Series Trust of our reports dated December 9, 2005 referenced in the Annual Reports of John Hancock Focused Equity Fund, John Hancock Multi Cap Growth Fund, John Hancock Real Estate Fund, John Hancock Mid Cap Equity Fund and John Hancock Technology Fund for the year ended October 31, 2005. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 23, 2007

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 13, 2006, relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Reports to Shareholders of John Hancock Focused Equity Fund, John Hancock Mid Cap Equity Fund, John Hancock Multi Cap Growth Fund, John Hancock Technology Fund, and of our report dated January 10, 2007 relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Report to Shareholders of the John Hancock Real Estate Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
February 23, 2007